                                                                    EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         CALYPTE BIOMEDICAL CORPORATION

         William A. Boeger, III and Howard B. Urnovitz hereby certify that:

         1. They are the president and secretary, respectively, of Calypte Biomedical Corporation, a California corporation.

         2. The articles of incorporation of this corporation are amended and restated to read as follows:

                                       I

         The name of this corporation is Calypte Biomedical Corporation.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

         This corporation is authorized to issue two classes of shares, to be designated respectively "Preferred Stock" and "Common Stock." The number of shares of Common Stock which the corporation is authorized to issue is 12,000,000, $0.001 par value. The number of shares of Preferred stock which the corporation is authorized to issue is 10,000,000, $0.001 par value, of which 100,000 shares shall be designated as Series A Preferred Stock ("Series A Preferred"), 804,860 shares shall be designated as Series B Preferred Stock ("Series B Preferred"), 1,702,727 shares shall be designated as Series C Preferred Stock ("Series C Preferred"), 2,130,051 shall be designated as Series D Preferred Stock ("Series D Preferred"), and 3,200,000 shall be designated Series E Preferred Stock ("Series E Preferred").

         Upon the effective date of these Restated Articles of incorporation each outstanding share of Common Stock of the Company shall be automatically converted into one-tenth of a share of Common Stock of the Company and each outstanding share of each series of Series A, Series B,
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Series C, and Series D Preferred Stock of the Company shall be automatically converted into one-tenth of a share of Series A, Series B, Series C, or Series D Preferred Stock, respectively.

         The relative rights, preferences, privileges and restrictions granted to or imposed upon such Common Stock, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred, and the holders thereof are as follows:

         Section 1.       General Definition.

                 For purposes of this Article, "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting shares shall at the time be owned by this corporation or by one or more of such Subsidiaries.

         Section 2.       Dividends.

                 The holders of record of outstanding shares of Common Stock and Preferred Stock shall be entitled to receive dividends, out of any funds legally available therefor, when, as and if declared by the Board of Directors, provided that:

                 A. Series A Preferred Stock. The holders of the Series A Preferred shall be entitled to receive dividends at the rate of $1.20 per annum and no more on each outstanding share of Series A Preferred prior and in preference to any payment of any dividend on any other series of Preferred Stock or Common Stock; provided that the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, stock dividends as provided for in Section 2.C. hereof. Such dividends shall be cumulative and shall accrue from the date of issue, whether or not declared. Dividends on shares of Series A Preferred, if paid, or if declared and set apart for payment, shall be paid on, or declared and set apart for payment on, all outstanding shares of Series A Preferred simultaneously. If less than full dividends are paid or declared and set apart for payment on the Series A Preferred, the same percentage of the dividend rate will be paid on, or declared and set apart for payment on, each outstanding share of Series A Preferred. No dividend may be declared or paid with respect to any other series of Preferred Stock or Common Stock during any year (except as specifically provided in Section 2.C. hereof) unless all accumulated and unpaid dividends on the Series A Preferred for prior years and the current year shall have been paid or declared and set apart for payment.

                 B. Series B. Series C, Series D, and Series E Preferred Stock. The holders of the Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred shall be entitled to receive dividends prior and in preference to any payment of any dividend on Common Stock as, if and when declared by the Board of Directors; provided that the holders of Common shall be entitled to receive, when and as declared by the Board of Directors, stock dividends as provided for in Section 2.C. hereof. Dividends on Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred shall not be cumulative, and shall not accrue unless declared. Dividends on shares of Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred, if paid, or if declared and set apart for payment, shall be paid





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on, or declared and set apart for payment on, all outstanding shares of Series
B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred simultaneously. If in any year dividends are declared and paid or set apart for payment with respect to the Series B Preferred, Series C Preferred, Series D Preferred, or Series E Preferred, the dividends shall be so declared for each share of the Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred ratably until a dividend of $0.15 per share of Series B Preferred, $0.30 per share of Series C Preferred, $0.40 per share of Series D Preferred and $0.40 per share of Series E Preferred has been declared and paid or set apart for payment, and any additional dividends in such year shall be paid in such a manner as to equalize the total dividend declared and paid or set apart for payment per share of Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred on an as-converted basis. No dividend may be declared or paid with respect to the Common Stock during any year (except as specifically provided in Section 2.C. hereof) unless dividends in an amount equal to the greater of (i) or (ii) below have been paid: (i) (A) a dividend of $0.15 per share has been paid or declared and set apart for payment to the holders of Series B Preferred (in such year), (B) a-dividend of $0.30 per share has been paid or declared and set apart for payment to the holders of Series C Preferred (in such year), and (C) a dividend of $0.40 per share has been paid or declared and set apart for payment to the holders of Series D Preferred (in such year), and (D) a dividend of $0.40 per share has been paid or declared and set apart for payment to the holders of the Series E Preferred (in such year); or (ii) with respect to each share of Series B Preferred, Series C Preferred, Series D Preferred, or Series E Preferred, the dividend to be paid with respect to the Common Stock calculated on an as-converted basis.

                 C. Common Stock. The holders of record of Common Stock shall be entitled to receive stock dividends payable in shares of Common Stock when, as and if declared by the Board of Directors.

         Section 3.       Liquidation Preferences.

                 A. In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of the Series E Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or property of the corporation to the holders of any other shares of the corporation's capital stock by reason of their ownership thereof an amount equal to $5.00 per share for each share of Series E Preferred held by them, adjusted appropriately in each case for stock splits and the like.

                 B. In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of the Series B Preferred, Series C Preferred and Series D Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or property of the corporation to the holders of any other shares of the corporation's capital stock (except the Series E Preferred) by reason of their ownership thereof (i) an amount equal to $5.00 per share for each share of Series D Preferred held by them; (ii) an amount equal to $3.70 per share for each share of Series C Preferred held by them; and (iii) an amount equal to $1.864 per share for each share of Series B Preferred held by





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them, adjusted appropriately in each case for stock splits and the like with respect to the respective series of Preferred Stock; provided, however, that
(x) the aggregate amount distributed to holders of Series D Preferred pursuant to clause (i) of this Section 3.B. shall not exceed $18,000,000; (y) the aggregate amount distributed to holders of Series C Preferred pursuant to clause (ii) of this Section 3.B. shall not exceed $6,300,004.06; and (z) the aggregate amount distributed to holders of Series B Preferred pursuant to clause (iii) of this Section 3.A. shall not exceed $1,500,000. If upon the occurrence of such event the assets and property thus distributed among the holders of the Series B Preferred, Series C Preferred and Series D Preferred shall be insufficient to permit the payment to such holders of the full preferential amounts aforesaid, then, after payment of the full Series E Preferred liquidation preference as aforesaid, the entire assets and property of the corporation legally available for distribution shall be allocated among the holders of the Series B, Series C, and Series D Preferred Stock in proportion to the aggregate liquidation preferences of the respective series, and pro rata within each series.

                 C.       Upon the completion of the distributions required by
Section 3.A. and 3.B., the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or property of the corporation to the holders of the Common Stock by reason of their ownership thereof, an amount equal to $10.00 per share for each share of Series A Preferred held by them, and, in addition, an amount equal to all accrued and unpaid dividends thereon. If upon the occurrence of such event the assets and property thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full preferential amounts aforesaid, then the entire assets and property of the corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred up to the full preferential amount as aforesaid.

                 D. Upon the completion of the distributions required by Sections 3.A., 3.B., and 3.C. of the full preferential amounts as aforesaid, if further assets or property of the corporation remain available for distribution, the holders of the Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or property of the corporation to the holders of any other shares of the corporation's capital stock, (i) an amount equal to $5.00 per share for each share of Series D Preferred or Series E Preferred less the amount distributed per share to each such holder pursuant to Section 3.A. or 3.B.;(ii) an amount equal to $3.70 per share for each share of Series C Preferred less the amount distributed per share to each such holder pursuant to Section 3.B.(ii); and (iii) an amount equal to $1.864 per share of Series B Preferred less the amount distributed per share to each such holder pursuant to Section 3.B.(iii); and in addition, an amount equal to all declared but unpaid dividends thereon.

                 E. Upon the completion of the distributions required by Sections 3.A., B., C., and D. of the full preferential amounts as aforesaid, if further assets or property of the corpora-





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tion remain available for distribution, then all such assets and property of the corporation shall be distributed ratably among the holders of the Common, the Series B Preferred, the Series C Preferred, the Series D Preferred and the
Series E Preferred pro rata on an as-converted basis.

                 F. The fair value of the assets or property to be distributed in such event shall be determined by the Board of Directors of the corporation, in good faith.

                 G. For purposes of this Section 3, a liquidation, dissolution or winding up of the corporation shall be deemed to be occasioned by, or to include, the corporation's sale of all or substantially all of its assets or the acquisition of this corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of this corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary.

                 H. As authorized by Section 402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the corporation and such persons.

         Section 4.       Voting Rights.

                 A. Except as otherwise required by law, the holders of Series A Preferred shall not be entitled to vote on any matters.

                 B. In addition to any voting rights required by applicable law, the holders of the outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred shall vote together with the holders of Common as a single class and shall be entitled to one vote for each share of Common Stock into which the Series B Preferred, Series C Preferred, Series D Preferred, or Series E Preferred held by such holders may be converted. With respect to such right to vote, such holder shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of shares of Common Stock, with respect to any question upon which holders of shares of Common Stock have the right to vote.

                 C. The holders of Common Stock shall be entitled to vote upon the election of directors and upon any other matter submitted to shareholders for a vote in accordance with applicable law. Each share of Common Stock issued and outstanding shall have one vote.

                 D. The Board of Directors of the corporation shall consist of seven to nine members. The number of directors shall initially be set at eight and may be reset within the aforesaid range by duly adopted resolution of the Board of Directors or the shareholders. The directors shall be elected as follows: (i) the holders of outstanding Series E Preferred Stock, voting separately as one class, shall have the exclusive right to elect one person to the Board;





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(ii) the holders of outstanding Series B Preferred, Series C Preferred,
Series D Preferred and Series E Preferred, voting together as one class, shall have the exclusive right to elect three persons to the Board; and (iii) the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Common Stock, voting together as one class, shall have the exclusive right to elect the remaining persons to the Board.

         Section 5.       Redemption of Series A Preferred.

                 A. Voluntary Redemption. This corporation may, at any time it may lawfully do so, at the option of the Board of Directors, redeem all or any portion of the outstanding shares of Series A Preferred by paying in cash therefor $10.00 per share of Series A Preferred, together with any dividend on each such share that has accrued but remains unpaid prior to the Redemption Date (the "Redemption Price"). Notwithstanding the foregoing, the corporation shall not undertake any partial redemption of Series A Preferred unless (a) all accumulated and unpaid dividends on the Series A Preferred for prior years and the current year shall have been paid or declared and set apart for payment, and (b) such partial redemption shall be made pro-rata among the holders of Series A Preferred.

                 B. Mandatory Redemption. This Corporation shall, within 60 days after the end of any fiscal year in which it attains $3,000,000 in retained earnings, and to the extent funds are legally available therefor, redeem all of the shares of Series A Preferred then outstanding by paying to each holder of such shares an amount for each share equal to the Redemption Price. If, in such event, the corporation is not legally able to redeem all outstanding shares of Series A Preferred, it shall, to the extent funds are legally available for such purpose, first pay or declare and set aside for payment all accumulated and unpaid dividends on the Series A Preferred for the prior years and the current year and second redeem shares of Series A Preferred pro-rata from the holders thereof. Thereafter, at the times (but not more frequently than quarterly) and to the extent funds are legally available therefor, the corporation shall redeem the remaining outstanding shares of Series A Preferred in the manner set forth in the preceding sentence. As authorized by Section 402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to the mandatory redemption of Series A Preferred pursuant hereto.

                 C. Notice. At least 30 days prior to each date fixed for any redemption of the Series A Preferred (the "Redemption Date"), written notice of such redemption shall be mailed, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of such redemption to be effected, specifying the Redemption Date, the Redemption Price and the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). On or after the Redemption Date, each holder of shares of Series A Preferred shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears





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on such certificate or certificates as the owner thereof.  Shares of Series A
Preferred that are redeemed shall be cancelled and shall not be reissued.

                 D. Termination of Rights. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever.

                 E. Method of Payment for Redeemed Shares. On the Redemption Date, this corporation shall either:

                          (a)     deliver to each of the holders of the Series
A Preferred a cashier's or certified check in an amount equal to the Redemption Price of such holder's shares to be redeemed upon surrender of such shares, or

                          (b)     deposit the Redemption Price of all shares of
Series A Preferred to be redeemed with a bank or trust company having aggregate stated capital and surplus in excess of $50,000,000, as a trust fund for the benefit of the holders of the Series A Preferred shares designated for redemption and simultaneously deposit irrevocable instruction and authority to such bank or trust company to pay, on and after the Redemption Date, the Redemption Price of each share to the holders thereof upon surrender of such shares.

         The balance of any money deposited by this corporation pursuant to
Section 5.E.(b) remaining unclaimed at the expiration of ninety (90) days following the Redemption Date shall thereafter be returned to this corporation upon its request expressed in a resolution of its Board of Directors, provided that a shareholder to which such money would by payable hereunder shall be entitled to receive from the corporation the Redemption Price without interest upon surrender of such shares.

         Section 6. Conversion of Series B Preferred and Series C Preferred and Series D Preferred.

         The holders of outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred shall have conversion rights as follows (the "Conversion Rights"):

         A.      Right to Convert: Automatic Conversion.

                 (a) Subject to Section 6.C. below, each share of Series E Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for such shares, into such number of fully paid and nonassessable shares of Common Stock as shall be determined as set





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forth below.  Each share of Series E Preferred shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.00 by the Series E Preferred Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The initial Series E Conversion Price shall be $5.00 per share; provided, however, that such Conversion Price shall be subject to adjustment as set forth in Section 6.C. below.

                 (b) Subject to Section 6.C. below, each share of Series D Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for such shares, into such number of fully paid and nonassessable shares of Common Stock as shall be determined as set forth below. Each share of Series D Preferred shall be convertible into such number of fully paid and nonassessable-shares of Common Stock as is determined by dividing $5.00 by the Series D Preferred Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The initial Series D Conversion Price shall be $5.00 per share; provided, however. that such Conversion Price shall be subject to adjustment as set forth In Section 6.C. below.

                 (c) Subject to Section 6.C. below, each share of Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for such shares, into such number of fully paid and nonassessable shares of Common Stock as shall be determined as set forth below, Each share of Series C Preferred shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $3.70 by the Series C Preferred Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The initial Series C Conversion Price shall be $3.70 per share; provided, however, that such Conversion Price shall be subject to adjustment as set forth in Section 6.C. below.

                 (d) Subject to Section 6.C. below, each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for such shares, into such number of fully paid and nonassessable shares of Common Stock as shall be determined as set forth below. Each share of Series B Preferred shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.864 by the Series B Preferred Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The initial Series B Conversion Price shall be $1.864 per share provided, however, that such Conversion Price shall be subject to adjustment as set forth in Section 6.C. below.

                 (e) Each share of Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred shall automatically be converted into shares of Common at the Conversion Price in effect at that time for such Series of Preferred Stock immediately upon the closing of the corporation's sale of its Common in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), at a per share price to the public of not less than $7.50 and which results in aggregate cash proceeds to this corporation of at least $8,000,000 (a "Qualified Public Offering").





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         B.      Mechanics of Conversion.  Before any holder of shares of
Series E Preferred, Series D Preferred, Series C Preferred or Series B Preferred shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such shares, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Series E Preferred, Series D Preferred, Series C Preferred or Series B Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series E Preferred, Series D Preferred, Series C Preferred or Series B Preferred, as the case may be, to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

         C. Conversion Price Adjustments. The Conversion Price of Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred shall be subject to adjustment from time to time as follows:

                 (a)      (i)     Series E Preferred.  If the corporation shall
issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for Series E Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for Series E Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this subsection (a)) be reduced to the Conversion Price determined by dividing (X) an amount equal to the sum of (1) the product derived by multiplying the Conversion Price of Series E Preferred Stock in effect immediately prior to such issue or sale times the number of shares of Common Stock Outstanding (as hereinafter defined) immediately prior to such issue or sale, plus (2) the consideration, if any, received by the corporation upon such issue or sale, by
(Y) an amount equal to the sum of (3) the number of shares of Common Stock Outstanding immediately prior to such issue or sale, plus (4) the number of shares of Common Stock issued or deemed to have been issued in such issue or sale.

                          (ii)    Series D Preferred.  If the corporation shall
issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for Series D Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for Series D Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this subsection (a)) be reduced to the Conversion Price determined by dividing (X) an amount equal to the sum of (1) the product derived by multiplying the Conversion Price of Series D Preferred Stock in effect immediately prior to such issue or sale times the number of shares of Common





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
Stock Outstanding (as hereinafter defined) immediately prior to such issue or sale, plus (2) the consideration, if any, received by the corporation upon such issue or sale, by (Y) an amount equal to the sum of (3) the number of shares of Common Stock Outstanding immediately prior to such issue or sale, plus (4) the number of shares of Common Stock issued or deemed to have been issued in such issue or sale.

                          (iii)   Series C Preferred.  If the corporation shall
issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for Series C Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for Series C Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this subsection (a)) be reduced to the Conversion Price determined by dividing (X) an amount equal to the sum of (1) the product derived by multiplying the Conversion Price of Series C Preferred Stock in effect immediately prior to such issue or sale times the number of shares of Common Stock Outstanding (as hereinafter defined) immediately prior to such issue or sale, plus (2) the consideration, if any, received by the corporation upon such issue or sale, by
(Y) an amount equal to the sum of (3) the number of shares of Common Stock Outstanding immediately prior to such issue or sale, plus (4) the number of shares of Common Stock issued or deemed to have been issued in such issue or sale.

                          (iv)    Series B Preferred.  If the corporation shall
issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for Series B Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this subsection (a)) be reduced to the Conversion Price determined by dividing (X) an amount equal to the sum of (1) the product derived by multiplying the Conversion Price of Series B Preferred Stock in effect immediately prior to such issue or sale times the number of shares of Common Stock Outstanding (as hereinafter defined) immediately prior to such issue or sale, plus (2) the consideration, if any, received by the corporation upon such issue or sale, by
(Y) an amount equal to the sum of (3) the number of shares of Common Stock Outstanding immediately prior to such issue or sale, plus (4) the number of shares of Common Stock issued or deemed to have been issued in such issue or sale.

                 For the purposes of the calculations set forth in clauses
(a)(i), (ii), (iii), and (iv) above, the number of shares of Common Stock Outstanding at any time shall be equal to the number of shares of Common Stock outstanding at such time plus the number of shares of Common Stock issuable upon the conversion of all shares of Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred outstanding at such time.

                          (v)     No adjustment of the Series E Conversion
Price, Series D Conversion Price, Series C Conversion Price or Series B Conversion Price shall be made in an amount less than one cent per share, provided that any adjustment that is not required to be made by reason of this sentence shall be carried forward and taken into account in any





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
subsequent adjustment. Except to the limited extent provided for in Sections 6.C.(a)(viii)(3), 6.C.(a)(viii)(4) and 6.C.(d), no adjustment of such Series E Conversion Price, Series D Conversion Price, Series C Conversion Price or Series B Conversion Price shall have the effect of increasing the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price or Series B Conversion Price above the applicable Conversion Price in effect immediately prior to such adjustment.

                          (vi)    In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                          (vii)   In the case of the issuance of Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors.

                          (viii)  In the case of the issuance of options to
purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (where the shares of Common Stock issuable upon exercise of such options or rights or upon conversion or exchange of such securities are not excluded from the definition of Additional Stock), the following provisions shall apply:

                                  (1)      the aggregate maximum number of
shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 6.C.(a)(vi) and 6.C.(a)(vii)), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                  (2)      the aggregate maximum number of
shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 6.C.(a)(vi) and 6.C.(a)(vii));

                                  (3)      in the event of any change in the
number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price and Series B Conversion Price in effect at the time shall forthwith be readjusted to such Series E Conversion Price, Series D Conversion Price, Series C Conversion Price and Series B Conversion Price as would have obtained had the adjustment that was made upon the issuance of such options, rights or securities not converted prior to such change or the options or rights related to such securities not converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities; and

                                  (4)      upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price and Series B Conversion Price shall forthwith be readjusted to such Series E Conversion Price, Series D Conversion Price, Series C Conversion Price and Series B Conversion Price as would have obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                          (b)     "Additional Stock" shall mean any shares of
Common Stock issued (or deemed to have been issued pursuant to Section 6.C.(a)(viii)) by this corporation after November 10, 1994 (the "Effective Date'), other than:

                                  (i)      Common Stock issued to effect any
stock split or stock dividend by the corporation.

                                  (ii)     Shares of Common Stock issued or
issuable to employees, directors or consultants of this corporation for the purpose of incentive or under any stock option, stock purchase or similar plan which is approved by a majority of the Board.

                                  (iii)    Common Stock issued or issuable upon
conversion of shares of Series E Preferred, Series D Preferred, Series C Preferred or Series B Preferred.

                                  (iv)     Common Stock issued in connection
with the acquisition of another corporation.

                                  (v)      With respect to any particular
series of Preferred Stock, warrants issued in transactions approved by a majority of the Board provided that such warrants have an exercise price equal to or in excess of the Conversion Price then in effect for such series of Preferred Stock.

                                  (vi)     Common Stock, or rights to acquire
Common Stock, in connection with technology license transactions, technology acquisition transactions, equipment lease transaction, or loan or line of credit transactions approved by the Board of Directors.

                          (c)     In the event the corporation should at any
time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price and Series B Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each such share shall be increased in proportion to such increase of outstanding shares.

                          (d)     If the number of shares of Common Stock
outstanding at any time after the date of issuance of any Series E Preferred, Series D Preferred, Series C Preferred or Series B Preferred is decreased by a combination of the outstanding shares of Common Stock, then, as of the record date of such combination, the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price and Series B Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each such share shall be decreased in proportion to such decrease in outstanding shares.

                 D. Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 6.C.(c) hereof, then, in each such case for the purpose of this Section 6.D., the holders of the Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

                 E. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere in this Section 6), provision shall be made (in form and substance satisfactory to the holders of a majority of the Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred then outstanding) so that the holders of the Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred shall thereafter be entitled to receive, upon conversion of the Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred, such shares or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price and Series B Conversion Price then in effect and the number of shares purchasable upon conversion of shares of Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

                 F. No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 or Section 2.B, hereof and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred and dividend rights of the holders of Series A Preferred against impairment.

                 G.       No Fractional Shares; Certificate as to Adjustments.

                          (a)     No fractional shares shall be issued upon
conversion of shares of Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred. In lieu of fractional shares, this corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common, as determined by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred the holder is at the time converting into Common and the number of shares of Common issuable upon such aggregate conversion.

                          (b)     Upon the occurrence of each adjustment or
readjustment of the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price or Series B Conversion Price pursuant to this Section 6, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series E Preferred, Series D Preferred, Series C Preferred or Series B Preferred with respect to which the Conversion Price is being adjusted a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series E Preferred, Series D Preferred, Series C Preferred or Series B

Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price or Series B Conversion Price at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series E Preferred, Series D Preferred, Series C Preferred or Series B Preferred.

                 H. Notices of Record Date. In the event of any taking by this corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                 I. Reservation of Shares Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common to such number of shares as shall be sufficient for such purposes.

                 J. Notices. Any notice required by the provisions of this Section 6 to be given to the holders of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, or Series E Preferred shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified, and addressed to each holder of record at his address appearing on the stock transfer books of this corporation.

         Section 7.     Protective Covenants.

                 So long as there remains outstanding a number of shares of Series E Preferred equal to 50% of the aggregate number of shares of Series E Preferred Stock issued by the corporation from time to time (adjusted for stock splits, stock dividends, combinations and similar changes in the Series E Preferred), or so long as there remains outstanding a number of shares of Series D Preferred, Series C Preferred and Series B Preferred equal to 80% of the aggregate number of shares of such series issued by the corporation from time to time (adjusted for stock splits, stock dividends, combinations and similar changes in the Preferred Stock), the corporation shall not:

                 (i) amend, repeal or waive any provision of, or add any provision to, the corporation's articles of incorporation or bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock; or

                 (ii) effect any sale or other conveyance of all or substantially all of the assets of the corporation or any of its subsidiaries or merge or consolidate with another corporation, or permit a subsidiary to merge or consolidate with another corporation, other than a merger between wholly-owned subsidiaries or a merger of a wholly-owned subsidiary into the corporation, unless, in the case of any other merger, the corporation is the surviving corporation and persons holding the voting power to elect a majority of the Board immediately prior to such merger or consolidation hold the voting power to elect a majority of the Board immediately after such merger or consolidation; or

                 (iii) increase the total number of authorized shares of Preferred Stock of the corporation or the total number of such shares of Preferred Stock; or

                 (iv) authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise, or create any obligation or security convertible into or exchangeable for, or having any option rights to purchase, any such equity security which is senior to or on a parity with the Preferred Stock;

without, in any such case, first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of
(i) Series D Preferred, Series C Preferred and Series B Preferred, voting together as a single class, and (ii) the Series E Preferred voting as a separate class.

         Section 8.     Residual Rights.

                 All rights accruing to the outstanding shares of this corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                                       IV

         Section 1.     Limitation of Directors' Liability.

                 The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         Section 2.    Indemnification of Corporate Agents.

                 This corporation is authorized to provide indemnification of its agents (as defined in Section 317 of the California General Corporation
Law) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by such Section 317, subject only to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law with respect to actions for breach of duty to the corporation and its shareholders.

         Section 3.       Repeal or Modification.

                 Any repeal or modification of the foregoing provisions of this
Article IV shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification."

         3. The foregoing amendment and restatement of the Articles of Incorporation has been duty approved by the Board of Directors of this corporation.

         4. The foregoing amendment and restatement of the Articles of Incorporation has been approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 5,576,550, the total number of outstanding shares of Series A Preferred Stock of the corporation is 1,000,000, the total number of outstanding shares of Series B Preferred Stock is 8,048,472, the total number of shares of Series C Preferred Stock is 17,027,038, and the total number of shares of Series D Preferred Stock is 21,269,990 and the corporation has no other class of securities outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock and more than 50% of the outstanding shares of Series A Preferred Stock each voting separately as a class, and more than 50% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, each voting as a separate class.

         Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge.

         Executed at Berkeley, California, on November 22, 1994.


                                       /s/ Bill Boeger
                                       -----------------------------------
                                       William A. Boeger, III, President


                                       /s/ Howard Urnovitz
                                       -----------------------------------
                                       Howard B. Urnovitz, Secretary